Exhibit 99.1

Berenson Acquisition Corp. I Announces Receipt of Notice of Non-Compliance

with NYSE Continued Listing Requirements

Reaffirms commitment to regaining compliance with the NYSE American continued listing standards

New York, NY, April 23, 2024 — On April 17, 2024, Berenson Acquisition Corp. I, a Delaware corporation (the “Company”), received an official notice of noncompliance (the “NYSE American Notice”) from NYSE Regulation (“NYSE”) stating that the Company is not in compliance with NYSE American continued listing standards (the “Filing Delinquency Notification”) due to the failure to timely file the Company’s Form 10-K for the year ended December 31, 2023 (the “Delinquent Report”) by the filing due date of April 16, 2024 (the “Filing Delinquency”).

The Company is now subject to the procedures and requirements set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”). Within five days of the date of the Filing Delinquency Notification, the Company was required to (a) contact the NYSE to discuss the status of the Delinquent Report and (b) issue a press release disclosing the occurrence of the Filing Delinquency, the reason for the Filing Delinquency and, if known, the anticipated date such Filing Delinquency will be cured via the filing or refiling of the applicable report, as the case may be. The NYSE American Notice has no immediate effect on the listing or trading of the Company’s Class A common stock on NYSE American.

During the six-month period from the date of the Filing Delinquency (the “Initial Cure Period”), the NYSE will monitor the Company and the status of the Delinquent Report and any subsequent delayed filings, including through contact with the Company, until the Filing Delinquency is cured. If the Company fails to cure the Filing Delinquency within the Initial Cure Period, the NYSE may, in the NYSE’s sole discretion, allow the Company’s securities to be traded for up to an additional six-month period (the “Additional Cure Period”) depending on the Company’s specific circumstances. If the NYSE determines that an Additional Cure Period is not appropriate, suspension and delisting procedures will commence in accordance with the procedures set out in Section 1010 of the Company Guide. If the NYSE determines that an Additional Cure Period of up to six months is appropriate and the Company fails to file its Delinquent Report and any subsequent delayed filings by the end of that period, suspension and delisting procedures will generally commence.

Notwithstanding the foregoing, however, the NYSE may in its sole discretion decide (i) not to afford the Company any Initial Cure Period or Additional Cure Period, as the case may be, at all or (ii) at any time during the Initial Cure Period or Additional Cure Period, to truncate the Initial Cure Period or Additional Cure Period, as the case may be, and immediately commence suspension and delisting procedures if the Company is subject to delisting pursuant to any other provision of the Company Guide, including if the NYSE believes, in the NYSE’s sole discretion, that continued listing and trading of the Company’s securities on the NYSE is inadvisable or unwarranted in accordance with Sections 1001-1006 of the Company Guide.

The Company intends to regain compliance with the NYSE American continued listing standards. There can be no assurance that the Company will ultimately regain compliance with all applicable NYSE American listing standards.

About Berenson Acquisition Corp. I

The Company is a special purpose acquisition corporation focused on identifying a leading technology-enabled services or software company led by a passionate management team of subject matter experts.

The Company is affiliated with Berenson Holdings LLC (“Berenson”), a merchant bank founded in 1990 with two principal lines of business: investment banking and private equity investing. Berenson was co-founded by Jeffrey Berenson, the former head of M&A and founder and co-head of merchant banking at Merrill Lynch, and is a trusted financial advisor to executives, founders, boards, family offices, financial sponsors, pension funds and government-related entities seeking to drive transformational growth as well as other value creation and preservation initiatives.

On December 22, 2023, the Company entered into a definitive business combination agreement with Custom Health Inc., a Delaware corporation, and Continental Merger Sub Inc., a Delaware corporation and wholly-owned direct subsidiary of the Company.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s plan to file the Delinquent Report within the Initial Cure Period to regain compliance with the NYSE American continued listing standards. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Factors that may cause such differences include, without limitation, the Company’s ability to file the Delinquent Report within the Initial Cure Period to regain compliance with the NYSE American continued listing standards, and other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, under the heading “Risk Factors,” and other documents the Company has filed, or will file, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Berenson Acquisition Corp. I

Josh Woodbridge

ir@berensonacquisitioncorp.com

http://www.berensonacquisitioncorp.com

Media Contact:

Prosek Partners

Forrest Gitlin

FGitlin@prosek.com